Natus Medical Announces Third Quarter 2016 Financial Results

•	Reports third quarter revenue of $90.9 million

•	Reports third quarter GAAP earnings per share of $0.40 and non-GAAP of $0.39

•	Reports GAAP gross margin of 63.9% and non-GAAP gross margin of 64.6%

•	Achieves cash flow from operations of $35.5 million, adjusted cash flow of $22.4 million

PLEASANTON, Calif. (October 19, 2016) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended September 30, 2016.

For the third quarter ended September 30, 2016, the Company reported revenue of $90.9 million, a decrease of 3.9% compared to $94.6 million reported for the third quarter 2015. GAAP Gross profit margin was 63.9% vs. 61.7% reported for the third quarter 2015. GAAP net income was $13.2 million, or $0.40 per diluted share, compared with GAAP net income of $10.9 million, or $0.33 per diluted share in the third quarter 2015, representing a 21% increase in GAAP earnings per diluted share.

Non-GAAP earnings per diluted share was $0.39 for the third quarter 2016, compared to $0.39 in the third quarter 2015. Non-GAAP net income was $12.8 million for the third quarter ended September 30, 2016 compared to the prior year's non-GAAP net income of $12.9 million. Non-GAAP Gross profit margin was 64.6% vs. 62.5% reported for the third quarter of 2015.

For the nine months ended September 30, 2016, the Company reported revenue of $274.2 million, a decrease of 0.6% compared to $275.9 million reported for the same period in 2015. GAAP Gross profit margin was 61.9% vs. 61.4% reported for the same period in 2015. GAAP net income was $32.2 million, or $0.97 per diluted share, compared with GAAP net income of $29.4 million, or $0.89 per diluted share in the same period in 2015, staying constant in GAAP earnings per diluted share.

Non-GAAP earnings per diluted share increased 7% to $1.11 for the first nine months in 2016, compared to $1.04 in the same period in 2015. The Company reported non-GAAP net income of $36.7 million for the nine months ended September 30, 2016, compared to the prior year's non-GAAP net income of $34.4 million.

Combined cash and investments increased by $10.2 million to $106.5 million during the quarter. The Company repurchased $1.5 million of its stock during the third quarter of 2016. Cash flow from operations for the third quarter was $35.5 million and includes $13.1 million of net cash increase from Venezuela prepayments, resulting in an adjusted cash flow from operations of $22.4 million.

"I am pleased with our non-GAAP earnings of $0.39 and our non-GAAP gross margin of 64.6% considering our reduced revenue. As previously reported, our revenue shortfall was the result of certain voluntary product ship holds and softness in our international markets," said Jim Hawkins, President and Chief Executive Officer of the Company.

"We now expect our recently announced acquisition of Otometrics to close on January 1, 2017. With Otometrics next year, we look forward to achieving $500 million in revenue, an important milestone for Natus. We expect Otometrics to be accretive to our 2017 earnings with a non-GAAP contribution operating margin goal for the year of 10% and a 2018 goal of 20%," said Hawkins.

Financial Guidance

The Company provided revenue and earnings guidance for the fourth quarter and updated its revenue and earnings guidance for the full year 2016.

For the fourth quarter 2016, the Company expects revenue of $107.0 million to $109.0 million, GAAP earnings per share of $0.46 to $0.49 and non-GAAP earnings per share guidance of $0.52 to $0.55.

The Company adjusted its full year 2016 revenue guidance and now expects revenue of $381.2 million to $383.2 million. Full year 2016 guidance for GAAP earnings per share is $1.43 to $1.46. Non-GAAP earnings per share guidance is being updated to $1.63 to $1.66.

Fourth quarter and full year revenue and earnings guidance includes approximately $7 million in shipments and service under its supply agreement with Venezuela.

The Company's non-GAAP earnings guidance excludes amortization of acquisition related intangibles, acquisition related charges, restructuring charges, and their related tax effects. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discreet items, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense and excludes all but Restructuring charges from the calculation of non-GAAP gross margin: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses which are excluded in the non-GAAP items are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discreet items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the items excluded from non-GAAP financial reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, October 19, 2016. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 94693349. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 94693349. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding our long term goals of revenue growth, improved margins, revenue and GAAP and non‑GAAP profitability for the fourth quarter and full year 2016. These statements relate to estimates and assumptions regarding future events including Natus' future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, negative effects of currency exchange rates, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, including RetCam, risks associated with our Venezuela contract, risks associated with product recalls and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2015 and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$90,906	$94,583	$274,193	$275,915
Cost of revenue	32,194	35,520	102,542	104,468
Intangibles amortization	612	683	1,818	2,048
Gross profit	58,100	58,380	169,833	169,399
Gross profit margin	63.9%	61.7%	61.9%	61.4%
Operating expenses:
Marketing and selling	19,746	22,495	61,578	65,345
Research and development	7,689	7,700	22,596	21,867
General and administrative	12,822	10,031	37,225	33,239
Intangibles amortization	2,409	2,036	6,741	5,165
Restructuring	197	42	1,315	358
Total operating expenses	42,863	42,304	129,455	125,974
Income from operations	15,237	16,076	40,378	43,425
Other income/(expense), net	(893)	7	(412)	(1,203)
Income before tax	14,344	16,083	39,966	42,222
Provision for income tax expense	1,182	5,151	7,754	12,842
Net income	$13,162	$10,932	$32,212	$29,380
Earnings per share:
Basic	$0.41	$0.34	$0.99	$0.91
Diluted	$0.40	$0.33	$0.97	$0.89
Weighted-average shares:
Basic	32,388	32,432	32,476	32,279
Diluted	32,981	33,253	33,077	33,194

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	June 30,	December 31,
	2016	2016	2015
ASSETS

Current assets:
Cash and investments	$106,521	$96,284	$82,469
Accounts receivable, net	84,870	93,102	99,080
Inventories	51,654	43,620	48,572
Other current assets	22,789	12,925	11,235
Total current assets	265,834	245,931	241,356

Property and equipment, net	18,127	17,174	16,967
Goodwill and intangible assets	194,693	192,173	194,002
Deferred income tax	12,694	12,809	12,782
Other assets	19,236	18,005	14,389
Total assets	$510,584	$486,092	$479,496

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,107	$18,836	$23,660
Short-term borrowings	—	10,000	—
Accrued liabilities	38,711	37,306	42,137
Deferred revenue	33,334	11,262	11,311
Total current liabilities	89,152	77,404	77,108

Deferred income tax	3,819	3,839	3,897
Other long-term liabilities	8,358	8,632	7,781
Total liabilities	101,329	89,875	88,786
Total stockholders’ equity	409,255	396,217	390,710
Total liabilities and stockholders’ equity	$510,584	$486,092	$479,496

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	September 30, 2016	September 30, 2015
Operating activities:
Net income	$13,162	$10,933
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	180	362
Excess tax benefit on the exercise of stock options	—	(933)
Depreciation and amortization	4,424	4,168
Loss on disposal of property and equipment	11	—
Warranty reserve	960	1,618
Share-based compensation	1,954	1,891
Changes in operating assets and liabilities:
Accounts receivable	11,705	(5,714)
Inventories	(6,704)	(2,134)
Prepaid expenses and other assets	(11,320)	(3,332)
Accounts payable	(1,376)	5,103
Accrued liabilities	(2,464)	3,406
Deferred revenue	24,871	(830)
Deferred income tax	106	867
Net cash provided by operating activities	35,509	15,405
Investing activities:
Acquisition of businesses, net of cash acquired	(9,699)	—
Purchases of property and equipment	(74)	(615)
Purchase of intangible assets	32	(268)
Purchase of short-term investments	(34,921)	—
Net cash used in investing activities	(44,662)	(883)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	343	371
Excess tax benefit on the exercise of stock options	—	933
Repurchase of common stock	(1,503)	(3,837)
Taxes paid related to net share settlement of equity awards	(1,362)	(2,654)
Deferred debt issuance costs	(533)	—
Payments on borrowings	(10,000)	—
Net cash used in financing activities	(13,055)	(5,187)
Exchange rate changes effect on cash and cash equivalents	(2,476)	(372)
Net increase in cash and cash equivalents	(24,684)	8,963
Cash and cash equivalents, beginning of period	96,284	82,469
Cash and cash equivalents, end of period	$71,600	$91,432

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	September 30, 2016	September 30, 2015
GAAP based results:
Income before provision for income tax	$14,344	$16,083

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	612	683
Intangibles Amortization - Operating expense	2,409	2,036
Restructuring [1]	197	42
Direct costs of acquisitions (M&S) [2]	(2,827)	—
Direct costs of acquisitions (G&A)	379	—
Direct costs of acquisitions (OI&E)	37	—
Non-GAAP income before provision for income tax	15,151	18,844

Income tax expense, as adjusted	2,370	5,900

Non-GAAP net income	$12,781	$12,944
Non-GAAP earnings per share:
Basic	$0.39	$0.40
Diluted	$0.39	$0.39

Weighted-average shares used to compute
Basic non-GAAP earnings per share	32,388	32,432
Diluted non-GAAP earnings per share	32,981	33,253

GAAP Gross profit	58,100	58,380
Amortization of intangibles	612	683
Non-GAAP Gross Profit	58,712	59,063
Non-GAAP Gross Margin	64.6%	62.5%

GAAP Operating profit	15,237	16,076
Amortization of intangibles	3,021	2,719
Restructuring and other charges	(2,251)	42
Non-GAAP Operating profit	16,007	18,837
Non-GAAP Operating margin	17.6%	19.9%

1 Restructuring costs primarily consist of facility abandonment charges related to our Munich, Germany and Austin, Texas facilities, and severance costs associated with the ceasing operations in Munich, Germany.
2 Amount represents a reduction in our anticipated earn-out payment for the GND acquisition.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	September 30, 2016	September 30, 2015
GAAP Provision for income tax expense	1,182	5,151
Effect of accumulated change of pretax income	621	869
Effect of change in annual expected tax rate	567	(123)
Non-GAAP Income tax expense, as adjusted	2,370	5,897

	Quarter Ended	Year to Date
	December 31, 2016	December 31, 2016
GAAP EPS Guidance	$0.46 - $0.49	$1.43 - $1.46
Amortization of Intangibles	0.08	0.34
Restructuring	—	0.04
Recall Accrual	—	0.01
Direct cost of acquisitions	—	(0.09)
Tax effect	(0.02)	(0.1)
Non-GAAP EPS Guidance	$0.52 - $0.55	$1.63 - $1.66